As filed with the Securities and Exchange Commission on November 12, 2010.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MOLINA HEALTHCARE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	13-4204626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Oceangate, Suite 100
Long Beach, California	90802
(Address of Principal Executive Offices)	(Zip Code)
MOLINA HEALTHCARE, INC.
2002 EQUITY INCENTIVE PLAN
AND
2002 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)
Jeff D. Barlow, Esq.
General Counsel
Molina Healthcare, Inc.
300 University Avenue, Ste. 100
Sacramento, California 95825
(Name and address of agent for service)
(916) 646-9193
(Telephone number, including area code, of agent for service)

Copy to:
Iain Mickle, Esq.
Boutin Jones Inc.
555 Capitol Mall, Suite 1500
Sacramento, California 95814
(916) 321-4444
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	Registered(1)	share(2)	price(2)	registration fee
Common Stock, par value $0.001 per share, issuable upon exercise of options or purchase of shares to be issued under the Molina Healthcare, Inc. 2002 Equity Incentive Plan	800,000	$25.60	$20,480,000	$1,461
Common Stock, par value $0.001 per share, issuable upon purchase of shares to be issued under the Molina Healthcare, Inc. 2002 Employee Stock Purchase Plan	226,690	$25.60	$5,803,264	$414
Total	1,026,690		$26,283,264	$1,875

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Statement”) shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s common stock on the New York Stock Exchange on November 10, 2010 in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement relates to additional shares of the Registrant’s common stock issuable (i) upon the exercise of options or the purchase of shares under the Registrant’s 2002 Equity Incentive Plan (the “Equity Incentive Plan”) as a result of the annual share increases, effective as of January 1, 2009 and January 1, 2010, provided for under the Equity Incentive Plan and (ii) upon the purchase of shares issuable under the Registrant’s 2002 Employee Stock Purchase Plan (the “ESPP”) as a result of the annual share increase, effective as of December 31, 2008, provided for under the ESPP. The shares issuable under such plans prior to such annual share increases were previously registered by the Registrant pursuant to (i) a Registration Statement on Form S-8 (File No. 333-108317) filed on August 28, 2003, (ii) a Registration Statement on Form S-8 (File No. 333-138552) filed on November 9, 2006 and (iii) a Registration Statement on Form S-8 (File No. 333- 153246) filed on August 29, 2008 (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the Equity Incentive Plan and the ESPP are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 16, 2010.

2.	The Registrant’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2010, filed May 10, 2010.

3.	The Registrant’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2010, filed August 4, 2010.

4.	The Registrant’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2010, filed November 4, 2010.

5.	The Registrant’s Current Reports on Form 8-K, filed January 7, 2010, January 19, 2010, May 3, 2010, May 10, 2010, August 2, 2010 and August 11, 2010 (each except with respect to those items furnished but not filed).
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.
     Mr. Jeffrey D. Barlow, Esq., who is giving an opinion on the validity of the securities being registered, is Senior Vice President — General Counsel and Secretary for the Registrant and holds Common Stock of the Registrant and equity compensation awards with respect to Common Stock of the Registrant. He is eligible to participate in the Equity Incentive Plan and the ESPP.

Item 8.	Exhibits.
     Reference is made to the Index to Exhibits.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 12th day of November, 2010.

MOLINA HEALTHCARE, INC.
By:	/s/ Joseph M. Molina, M.D.
Joseph M. Molina, M.D.,
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Joseph M. Molina, M.D., his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8, and to file any such amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph M. Molina, M.D. Joseph M. Molina, M.D.	Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 12, 2010

/s/ John C. Molina John C. Molina	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 12, 2010

/s/ Joseph W. White Joseph W. White	Chief Accounting Officer (Principal Accounting Officer)	November 12, 2010

/s/ Charles Z. Fedak Charles Z. Fedak	Director	November 12, 2010

/s/ Frank E. Murray, M.D. Frank E. Murray, M.D.	Director	November 12, 2010

/s/ Steven J. Orlando Steven J. Orlando	Director	November 12, 2010

/s/ Sally K. Richardson Sally K. Richardson	Director	November 12, 2010

/s/ Ronna E. Romney Ronna E. Romney	Director	November 12, 2010

/s/ John P. Szabo, Jr. John P. Szabo, Jr.	Director	November 12, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (Number 333-102268), as amended).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed February 17, 2009).

4.3	Form of share certificate for common stock (incorporated by reference to Exhibit 3.5 to Registrant’s Registration Statement on Form S-1 (Number 333-102268), as amended).

5.1	Opinion of Molina Healthcare, Inc. General Counsel

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Molina Healthcare, Inc. General Counsel (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

99.1	2002 Equity Incentive Plan (incorporated by reference to Appendix B to Registrant’s Definitive Proxy Statement filed on March 29, 2006)

99.2	2002 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to Registrant’s Registration Statement on Form S-1 (Number 333-102268), as amended).